SECURITIES AND EXCHANGE COMMISSION
                                 Washington, DC



                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934



                        Date of Report: February 4, 1999



                        GOLDEN EAGLE INTERNATIONAL, INC.
             (Exact name of registrant as specified in its charter)



   Colorado                        0-23726                        84-1116515
   --------                        -------                        ----------
(State of other                  (Commission                    (IRS Employer
jurisdiction of                  File Number)                Identification No.)
incorporation)



          4949 South Syracuse Street, Suite 300, Denver, Colorado 80237
          -------------------------------------------------------------
               (Address of principal executive offices)      (Zip Code)



       Registrant's telephone number, including area code: (303) 694-6101

Item 5. Other Events
--------------------

     Golden Eagle International, Inc. (referred to herein as "Golden Eagle" or "GEI") has entered into an agreement with the staff of the Central Regional Office (Denver, Colorado) of the Securities and Exchange Commission (the "SEC") to settle a civil action brought by the SEC against GEI. The agreement is not binding on the full Commission, but will be submitted to the SEC in Washington, D.C. for approval. If approved by the SEC and the Court, GEI will be dismissed from the action entitled, SEC v. Golden Eagle International, Inc., et al. pending in the United States District Court for Colorado.

     GEI has agreed to consent to the entry of a final judgment against it in that civil action "without admitting or denying any of the allegations in the SEC's complaint." When finalized, the Court will enter final judgment against GEI "restraining and enjoining it from engaging in transactions, acts, practices, and courses of business which constitute or would constitute violations" of specific sections of the Securities Act of 1933 and the Securities Exchange Act of 1934. The individuals named in the SEC's complaint, including GEI's two current directors and officers, are continuing negotiations with the staff of the SEC's Central Regional Office for the resolution of the civil action against them.

     If approved by the SEC and the Court, the agreement will not result in any monetary fine or penalty being assessed against GEI, and GEI will be able to pursue its business without the spectre of the litigation.

     GEI's president,  Terry C. Turner,  commented from the Company's offices in
Bolivia:

     "This is a very important day for Golden Eagle and its shareholders. The Company steps out from under a shadow and resolves all questions raised by the staff of the SEC. Golden Eagle's management is committed to timely and accurate reporting, to seeing the Company through the current extremely low prices in the minerals industry, and to the eventual development of its Cangalli, Bolivia gold prospect as described in Golden Eagle's annual report on Form 10-K and subsequently-filed reports under the Securities Exchange Act of 1934."

     Golden Eagle International, Inc. is a Denver-based gold mining and exploration company. The Company is currently focusing its efforts on developing its mining rights in Cangalli, Bolivia. For more information about the Company, call Sabrina Martinez at (303) 694-6101 or Guy Murrel at (303) 581-7760. Media inquiries should be directed to Richard Pinto at (212) 688-8599.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:   February 4, 1999                        Golden Eagle International, Inc.


                                                By: /s/ Terry C. Turner
                                                --------------------------------
                                                   Terry C. Turner, President

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